Exhibit 4.2

WEB.COM GROUP, INC.,
Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 14, 2013

TO INDENTURE

DATED AS OF AUGUST 14, 2013

Relating To

1.00% Senior Convertible Notes due 2018

TABLE OF CONTENTS

i

ii

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of August 14, 2013 (this “Supplemental Indenture”), to the Indenture (defined below) between Web.com Group, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 14, 2013 (the “Base Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided (“Securities”);

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 1.00% Senior Convertible Notes due 2018 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

(b) References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

(c) For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Interest” means all amounts, if any, payable pursuant to Section 7.02.

“Additional Shares” has the meaning provided in Section 4.03(a).

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning provided in the recitals.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close or be closed in the State of New York.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” has the meaning provided in Section 4.02(a).

“Certificated Notes” means permanent certificated Notes in registered form that are not Global Notes issued in denominations of $1,000 principal amount and integral multiples thereof.

“Clause A Distribution” has the meaning provided in Section 4.04(c).

“Clause B Distribution” has the meaning provided in Section 4.04(c).

“Clause C Distribution” has the meaning provided in Section 4.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning provided in Section 4.02(a).

“Common Equity” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Common Stock” means the common stock, par value $0.001 per share, of the Company existing on the Issue Date or any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock or Common Equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of such person and which are not subject to redemption by such person; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

2

“Company” has the meaning provided in the preamble.

“Conversion Agent” means the office or agency appointed by the Company where Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning provided in Section 4.02(c).

“Conversion Obligation” has the meaning provided in Section 4.01(a).

“Conversion Price” at any given time shall be computed by dividing $1,000 by the Conversion Rate at such time.

“Conversion Rate” has the meaning provided in Section 4.01(a).

“Daily Conversion Value” means, for each of the 30 consecutive VWAP Trading Days during the Observation Period, 1/30th the product of:

(1)	the Conversion Rate on such VWAP Trading Day; and

(2)	the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means Specified Dollar Amount divided by 30.

“Daily Settlement Amount” consists of, with respect to each of the 30 consecutive VWAP Trading Days during the Observation Period:

(1)	cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such VWAP Trading Day; and

(2)	if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP on such VWAP Trading Day.

“Daily VWAP” means, for each of the 30 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WWWW <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company), determined without regard to afterhours trading or any other trading outside of the regular trading session trading hours.

3

“Distributed Property” has the meaning provided in Section 4.04(c).

“DTC” means The Depository Trust Company.

“Effective Date” means (a) with respect to a share split or share combination, the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable; and (b) with respect to a Make-Whole Fundamental Change or Redemption Notice, as provided in Section 4.03(c).

“Ex-Dividend Date” means the first date upon which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Expiration Date” has the meaning provided in Section 4.04(e).

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or its or their employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all shares of the Company’s Common Equity entitled to vote generally in the election of directors, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(2)	the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, cash, securities, or other property; (B) any binding share exchange, consolidation, merger or similar transaction involving the Company pursuant to which the Common Stock will be converted into cash, securities, or other property; or (C) any sale, assignment, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that a transaction described in clauses (A) or (B) in which the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction shall be deemed not to constitute a Fundamental Change;

4

(3)	the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(4)	the Common Stock (or other common stock into which the Notes are then convertible pursuant to the terms of this Indenture) ceases to be listed on any of the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors);

provided, however, that an event, transaction or series of related transactions described in clause (1) or clause (2) above shall not constitute a Fundamental Change if 90% or more of the consideration received or to be received by the holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such event, transaction or transactions consists of shares of common stock that are traded on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors) or which will be so traded when issued or exchanged in connection with such event, transaction or transactions (these securities being referred to as “Publicly Traded Securities”), and as a result of such event, transaction or transactions the Notes become convertible into such Publicly Traded Securities. Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (1) and clause (2) above shall be deemed to be a Fundamental Change solely under clause (2) above.

“Fundamental Change Company Notice” has the meaning provided in Section 5.01(b).

“Fundamental Change Purchase Date” has the meaning provided in Section 5.01(a).

“Fundamental Change Purchase Notice” has the meaning provided in Section 5.01(c)(i).

“Fundamental Change Purchase Price” has the meaning provided in Section 5.01(a).

“Global Note” shall have the meaning provided in Section 2.05.

“Holder” means the Person in whose name a Note is registered in the Security Register.

“Indebtedness” means, with respect to any Person, obligations of such Person for borrowed money (including without limitation, Indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

5

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.06(a).

“Issue Date” means August 14, 2013.

“Last Reported Sale Price” of the Common Stock (or any other security for which the Last Reported Sale Price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange. If the Common Stock (or such other security) is not listed on any U.S. national or regional securities exchange, the Last Reported Sale Price shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market, as reported by OTC Markets Group Inc. or similar organization, on that date. If the Common Stock (or such other security) is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on that date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof.

“Market Disruption Event” means:

(1)	a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(2)	the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” has the meaning provided in Section 2.02.

“Measurement Period” has the meaning provided in Section 4.01(b)(i).

“Notes” has the meaning provided in the recitals.

“Notice of Conversion” has the meaning provided in Section 4.02(b)(ii)(1).

“Observation Period” means, with respect to any Note surrendered for conversion:

(1)	if the relevant Conversion Date occurs prior to May 15, 2018, the 30 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately succeeding such Conversion Date;

6

(2)	if the relevant Conversion Date occurs on or after May 15, 2018, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day immediately preceding the Maturity Date; and

(3)	notwithstanding paragraphs (1) and (2) above, if the relevant Conversion Date occurs after the date of the issuance of a Redemption Notice but prior to the close of business on the Business Day immediately preceding the applicable Redemption Date, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day immediately preceding the applicable Redemption Date.

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” shall have the meaning set forth in the Base Indenture, except that, with respect to the Notes, Notes shall be deemed to be no longer “Outstanding” under any of the following circumstances:

(a) Notes, or portions thereof, that have become due, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

(b) Notes repurchased by the Company pursuant to Section 3.01 (excluding Notes repurchased pursuant to cash-settled swaps or other derivatives);

(c) Notes that have been converted pursuant to Article IV and delivered to the Trustee for cancellation;

(d) Notes surrendered for purchase in accordance with Article V for which the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price, in accordance with Section 5.03(b); and

(e) Notes redeemed in accordance with Section 2.03 for which the Paying Agent holds money sufficient to pay the Redemption Price, in accordance with Section 2.03(f).

“Paying Agent” has the meaning provided in Section 2.05.

“Physical Settlement” has the meaning provided in Section 4.02(a).

“Publicly Traded Securities” has the meaning provided in the definition of Fundamental Change in this Section 1.01(c).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

7

“Redemption Date” has the meaning provided in Section 2.03(a).

“Redemption Notice” has the meaning provided in Section 2.03(b).

“Redemption Price” means, with respect of any Notes to be redeemed by the Company under Section 2.03:

(1)	100% of the principal amount of the Notes being redeemed; plus

(2)	accrued and unpaid interest, if any, to, but not including, such Redemption Date,

unless such Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date and the Redemption Price shall be 100% of the principal amount of Notes to be redeemed.

“Reference Property” has the meaning provided in Section 4.07(a).

“Regular Record Date” for the payment of interest on the Notes, means the February 1 (whether or not a Business Day) immediately preceding the Interest Payment Date on February 15 and the August 1 (whether or not a Business Day) immediately preceding the Interest Payment Date on August 15.

“Relevant Stock Exchange” means The NASDAQ Global Select Market or, if the Common Stock (or other security for which the Last Reported Sale Price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed on any U.S. national or regional securities exchange, “Scheduled Trading Day” means a Business Day.

“Securities” has the meaning provided in the recitals.

“Settlement Amount” has the meaning provided in Section 4.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Share Exchange Event” has the meaning provided in Section 4.07(a).

8

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall be deemed not to be a significant subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $20.0 million.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen Settlement Method or otherwise deemed specified.

“Spin-Off” has the meaning provided in Section 4.04(c).

“Stock Price” has the meaning provided in Section 4.03(c).

“Supplemental Indenture” has the meaning provided in the preamble.

“Trading Day” means a day on which:

(1) trading in the Common Stock (or other security for which the Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange; and

(2) a Last Reported Sale Price for Common Stock (or such other security) is available on the Relevant Stock Exchange,

provided that if the Common Stock (or such other security) is not listed on any U.S. national or regional securities exchange, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for such purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes on such date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such date and the Conversion Rate on such date.

“Trading Price Condition” has the meaning provided in Section 4.01(b)(i).

“Trigger Event” has the meaning provided in Section 4.04(c).

“Trustee” has the meaning provided in the preamble.

9

“unit of Reference Property” has the meaning provided in Section 4.07(a).

“Withholding Agent” means the office or agency appointed by the Company to withhold the appropriate amount from any payment, to which withholding applies, made by the Company to a Holder in respect of the Notes. The Withholding Agent appointed by the Company shall initially be the Trustee.

“Valuation Period” has the meaning provided in Section 4.04(c).

“VWAP Trading Day” means a day on which:

(1)	there is no Market Disruption Event; and

(2)	trading in the Common Stock generally occurs on the Relevant Stock Exchange.

provided that if the Common Stock is not listed on any U.S. national or regional securities exchange, “VWAP Trading Day” means a Business Day.

“$” means United States dollars.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount.

The Notes are hereby authorized as a single series of Securities and are designated as the 1.00% Senior Convertible Notes due 2018. The aggregate principal amount of Notes that may be authenticated and delivered under Section 2.04 of the Base Indenture is initially limited to $258,750,000, subject to Section 2.07.

Section 2.02 Maturity.

The principal amount of the Notes shall be payable on August 15, 2018 (the “Maturity Date”).

Section 2.03 Optional Redemption.

(a) Prior to August 20, 2016, the Company may not redeem the Notes. On or after August 20, 2016, the Company may redeem any or all of the Notes on any Business Day (a “Redemption Date”) in cash at the Redemption Price; provided that the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during a period of 30 consecutive Trading Days ending within five Trading Days immediately prior to the date of the Redemption Notice exceeds 130% of the Conversion Price on each applicable Trading Day.

(b) Section 3.02(a) of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 3.02(a) of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 2.03(b), respectively, of this Supplemental Indenture. The Company shall give notice of redemption not less than 45 nor more than 60 calendar days immediately preceding the Redemption Date to all Holders of Notes on the date of the redemption notice at their addresses shown in the Security Register (such notice, a “Redemption Notice”), with a copy to the Trustee and the Paying Agent.

10

The Redemption Notice shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the redemption and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that Holders have a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in Section 4.02(b);

(iv) the time at which the Holders’ right to convert the Notes called for redemption will expire, which will be the close of business on the Business Day immediately preceding the Redemption Date;

(v) the Conversion Rate and the Settlement Method that shall apply during the redemption period;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures a Holder must follow to convert its Notes;

(viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

(ix) the CUSIP number or numbers, as the case may be, of the Notes to be redeemed; and

(x) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

The Company shall issue a press release (and make the press release available on its website) announcing the redemption.

11

(c) Section 3.02(b) of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 3.02(b) of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 2.03(c), respectively, of this Supplemental Indenture. If the Company does not redeem all of the Notes, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000, from Notes then Outstanding and not already to be redeemed as a result of having previously been called for redemption, by lot, pro rata to the extent practicable or by another method the Trustee deems fair and appropriate, and in each case to the extent permitted by DTC. If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder converts a portion of such Holder’s Note, the converted portion shall be deemed to be from the portion selected for redemption to the extent that the converted portion does not exceed the portion selected for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed. Notwithstanding anything to the contrary in Section 2.05 of the Base Indenture, if any Notes are to be redeemed in part only, the Company shall issue new Notes in principal amount equal to the unredeemed principal portion thereof; provided, that neither the Security Registrar nor the Company shall be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before the mailing of a Redemption Notice and ending at the close of business on the earliest date on which all Holders of Notes to be redeemed, as selected by the Trustee, shall have received notice of such redemption or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

(d) With respect to any Notes that are converted in connection with a Redemption Notice, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of Additional Shares, if any, in accordance with Section 4.03. In addition, the Company shall pay accrued and unpaid interest on such Notes to, but not including, the Conversion Date as described under Section 4.01(c).

(e) No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

(f) If, by 11:00 a.m., New York City time on the applicable Redemption Date, the Paying Agent holds money sufficient to make payment of the Redemption Price on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then:

(i) such Notes will cease to be outstanding;

(ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(iii) all other rights of the Holders of such Notes will terminate (other than (x) the right to receive the Redemption Price and (y) if the Redemption Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on the Regular Record Date to receive the related interest payment).

12

The Paying Agent shall return to the Company, as soon as practicable and upon receipt of written instructions, any money not required for that purpose.

(g) If the Redemption Price of any Note shall not be fully and duly paid in accordance with this Section 2.03, the portion of the Redemption Price that is not so paid shall bear interest pursuant to Section 2.06, and such Note shall continue to be convertible pursuant to Article IV hereof, until such Redemption Price and accrued interest have been paid.

Section 2.04 Sinking Fund.

The Notes issued under this Supplemental Indenture shall not be subject to Section 3.04, Section 3.05 and Section 3.06 of the Base Indenture.

Section 2.05 Form and Payment.

The Notes shall be issued as global notes, in fully registered book-entry form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof (each, a “Global Note”).

The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Paying Agent, Conversion Agent, or other agent is hereby authorized to act in accordance with such letter and Applicable Procedures.

The Global Notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered, at the request of the Depositary, in the name of Cede & Co. No global note may be transferred except as a whole by a nominee of the Depositary to another nominee of the Depositary or to a successor of the Depositary or a nominee of such successor.

Principal of and/or interest on the Global Notes shall be made in immediately available funds to the Depositary, or its nominee.

The Company shall pay interest on any Certificated Notes to Holders (A) of an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Notes at their addresses as such addresses appear in the Security Register and (B) of an aggregate principal amount of more than $5,000,0000, either by check mailed to each Holder or, upon application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.

The Trustee shall initially act as Paying Agent for the Notes (the “Paying Agent”). All money paid by the Company to any Paying Agent that remains unclaimed at the end of two years after the amount is due to Holders shall be repaid to the Company. After such two-year period, Holders may look only to the Company for payment and not to the Trustee, any other Paying Agent or anyone else. The Company may also arrange for additional payment offices, and may cancel or change these offices, including any use of the Trustee’s Corporate Trust Office. The Company may appoint additional Paying Agents and change any Paying Agent without prior notice to the Holders.

13

If the Maturity Date or any Fundamental Change Purchase Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

Section 2.06 Interest.

(a) Interest on the Notes shall accrue at the rate of 1.00% per annum from, and including, the Issue Date or from the most recent date on which interest has been paid or duly provided for to, but not including, the Maturity Date. Interest on the Notes shall be payable semiannually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2014. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any Interest Payment Date of a Note falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day and no interest on such payment shall accrue for the period from the Interest Payment Date to the next succeeding Business Day.

(b) The Holder at the close of business on a Regular Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date.

(c) All references to “interest” shall include Additional Interest payable pursuant to Section 7.02, if any.

Section 2.07 Additional Notes.

Notwithstanding anything to the contrary provided in Section 2.01, the Company may, without the consent of the Holders, issue additional Notes hereunder after the Issue Date with the same terms and the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. The Notes initially issued hereunder and such additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture.

Section 2.08 Transfer and Exchange.

(a) In General. Notwithstanding anything to the contrary in the Base Indenture, neither the Security Registrar nor the Company is required to transfer or exchange any Notes or portions thereof that have been surrendered for purchase in accordance with Article V hereof or conversion in accordance with Article IV hereof, and a written form of transfer substantially in the form of the “Assignment Form” set forth in Exhibit A hereto will be deemed to be a satisfactory instrument of transfer to the Company and the Security Registrar.

At such time as all interests in a Global Note have been repurchased, redeemed, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, redeemed, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

14

(b) Global Notes. Every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture, and each Global Note may be transferred only as a whole and only (x) by the Depositary to a nominee of the Depositary, (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Certificated Notes. Except as otherwise provided in Section 2.08(a) hereof, Certificated Notes may be transferred or exchanged in accordance with Section 2.05 of the Base Indenture.

(d) Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

ARTICLE III

ADDITIONAL COVENANTS

Section 3.01 Purchase of Notes; Cancellation.

The Company may, to the extent permitted by applicable law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to privately-negotiated agreements, including cash-settled swaps or other derivatives.

The Company shall cause all Notes surrendered for payment, repurchase (excluding Notes repurchased pursuant to cash-settled swaps or other derivatives), registration of exchange or conversion, if surrendered to any Person other than the Trustee (including any agents, Subsidiaries or Affiliates of the Company), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee for cancellation shall be cancelled promptly by the Trustee. No Notes shall be authenticated in exchange for any Notes cancelled.

15

Section 3.02 Compliance Certificate.

In addition to the compliance certificate required by Section 13.12 of the Base Indenture, the Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take with respect thereto.

Section 3.03 Reports.

So long as any Notes are Outstanding, the Company shall furnish to the Trustee any annual or quarterly reports (on Form 10-K or Form 10-Q or any successor forms) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by the Company with the Commission via the EDGAR system (or any successor thereto) shall be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR (or such successor).

Reports by the Company delivered to the Trustee are considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents delivered to the Trustee or filed with the Commission via EDGAR to ensure compliance with the provision of the Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee shall have no responsibility or duty whatsoever to ascertain or determine whether the above referenced filings with the Commission on EDGAR (or any successor system) have occurred.

ARTICLE IV

CONVERSION OF NOTES

Section 4.01 Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article IV, each Holder shall have the right, at such Holder’s option, to convert all or any portion (provided that the portion to be converted is $1,000 in principal amount or an integral multiple thereof) of such Note:

(i) prior to the close of business on the Business Day immediately preceding May 15, 2018, subject to satisfaction of the conditions described in Section 4.01(b), under the circumstances and during the periods set forth in Section 4.01(b); and

(ii) on or after May 15, 2018 prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at any time without regard to the conditions described in clause (b)  of this Section 4.01,

16

in the case of either clause (i) or (ii), at an initial conversion rate of 28.5714 shares of Common Stock (subject to adjustment as provided in Section 4.03 and Section 4.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding May 15, 2018, a Holder may surrender all or a portion of its Notes (that is $1,000 principal amount or an integral multiple thereof) for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures described below in this subsection (b)(i), for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”), subject to compliance with the procedures and conditions described below in this subsection (b)(i) concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination.

(A) The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $2,000,000 principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, the Company shall) determine the Trading Price per $1,000 principal amount of the Notes beginning on the Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day.

(B) If the Trading Price Condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(C) If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, it does not) obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

17

(ii) Prior to the close of business on the Business Day immediately preceding May 15, 2018, if the Company elects to:

(A) distribute to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the issue date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share of the Common Stock that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

then, in either case, the Company shall notify the Holders at least 40 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion at any time until the earlier of (x) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (y) the Company’s public announcement that such issuance or distribution will not take place.

A Holder may not exercise the conversion right set forth in this clause (ii) if such Holder will participate (as a result of holding the Notes and at the same time and on the same terms as holders of the Common Stock participate) in any of the transactions described above as if such Holder held a number of shares of the Common Stock equal to the Conversion Rate, multiplied by the principal amount of Notes held by such Holder divided by $1,000, without having to convert its Notes.

(iii) Prior to the close of business on the Business Day immediately preceding May 15, 2018, if:

(A) a transaction or event that constitutes a Fundamental Change occurs;

(B) a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C) the Company is a party to any binding share exchange, consolidation, merger or other similar transaction involving the Company pursuant to which the Common Stock would be converted into cash, securities or other property, or any sale, assignment, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than one or more of the Company’s Subsidiaries);

18

a Holder may surrender all or a portion of its Notes (that is $1,000 principal amount or an integral multiple thereof) for conversion at any time from or after the date that is 40 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the close of business on the related Fundamental Change Purchase Date).

The Company shall notify Holders as promptly as practicable following the date the Company publicly announces such transaction and in no event later than the actual effective date.

If a Holder has submitted a Fundamental Change Purchase Notice upon a Fundamental Change with respect to a Note, such Holder may only convert such Note if such Holder first validly withdraws such Fundamental Change Purchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with Section 5.02 prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date.

(iv) Prior to the close of business on the Business Day immediately preceding May 15, 2018, a Holder may surrender all or a portion of its Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion during any calendar quarter commencing after the calendar quarter ending December 31, 2013 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(c) If the Company calls any or all of the Notes for redemption under Section 2.03, Holders shall have the right to convert all or a portion of their notes called for redemption at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, after which time Holders shall no longer have the right to convert their Notes on account of the Company’s delivery of such Redemption Notice, unless the Company defaults in the payment of the Redemption Price.

If a Holder elects to convert its Notes in connection with the Company’s Redemption Notice, the Company shall:

(1) increase the Conversion Rate for the Notes to the extent required, and in accordance with, Section 4.03; and

(2) pay to such Holder an amount equal to accrued and unpaid interest on the Notes that are surrendered for conversion to, but not including, the Conversion Date; provided that if such Conversion Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the interest due on that Interest Payment Date to the Holder of record on the relevant Regular Record Date and no additional payment shall be made pursuant to this clause (2).

19

Section 4.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 4.02 and Section 4.03(b) and Section 4.07(a), upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 4.02.

(i) All conversions occurring on or after May 15, 2018 shall be settled using the same Settlement Method and the same relative proportion of cash and/or shares of Common Stock as all other conversions occurring on or after May 15, 2018. If the Company elects a Settlement Method for conversions occurring on or after May 15, 2018, the Company shall deliver notice to Holders through the Conversion Agent of such Settlement Method the Company has selected no later than May 15, 2018. If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any conversion, but fails to notify the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount shall be deemed to be $1,000.

(ii) Prior to May 15, 2018, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock) for all conversions occurring on the same Conversion Date. Except for any conversions that occur on or after May 15, 2018, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. Prior to May 15, 2018, if the Company elects a Settlement Method, the Company shall deliver notice to converting Holders through the Conversion Agent of such Settlement Method the Company has selected no later than the close of business on the second Trading Day immediately following the relevant Conversion Date. If the Company does not timely elect a Settlement Method in respect of a particular Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any such conversion, but fails to notify the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount per $1,000 principal amount shall be deemed to be $1,000.

(iii) The Company may at any time prior to May 15, 2018 elect to irrevocably elect to settle all Conversion Obligations through Combination Settlement with a Specified Dollar Amount.

20

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion);

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay and deliver, if applicable, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).

If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) (ii) To convert a beneficial interest in a Global Note (which conversion is irrevocable), the holder of such beneficial interest must:

(1) comply with the Applicable Procedures;

(2) if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 4.02(d) and Section 4.02(e); and

21

(3) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(g); and

(ii) To convert a Certificated Note, the Holder must:

(1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) and such Note to the Conversion Agent;

(2) if required, furnish appropriate endorsements and transfer documents;

(3) if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 4.02(d) and Section 4.02(e); and

(4) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(g).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article IV on the Conversion Date for such conversion.

No Holder may surrender Notes for conversion if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Purchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with Section 5.02.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 4.02(b) above.

Subject to the provisions of Section 4.03(b) and Section 4.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation on:

(i) the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement; or

(ii) the third Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or if the Company elects or is deemed to elect Combination Settlement.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

22

(d) In case any Certificated Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple thereof, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax. The Company or its agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than such Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Upon the conversion of an interest in a Global Note, the Trustee, or the custodian of the Global Note at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g) Upon conversion of a Note, the converting Holder shall not receive any additional cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below and in Section 4.01(c). Except as provided in Section 4.01(c), the Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited (except in the circumstances provided in Section 4.01(c)). Upon a conversion of Notes, accrued and unpaid interest shall be deemed to be paid first out of the cash, if any, paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a Regular Record Date for the payment of interest, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted (whether or not the Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

23

(1) if the Notes are surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date;

(2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date;

(3) if the Company has specified a Redemption Date in accordance with Section 2.03 that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date; or

(4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

As a result of the foregoing, the Company shall pay interest on the Maturity Date on all Notes converted after the Regular Record Date preceding the Maturity Date, and converting Holders shall not be required to pay the Company equivalent interest amounts.

(h) The Person in whose name any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the close of business on (i) the relevant Conversion Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 4.02(g).

(i) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion in an amount based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. For each Note surrendered for conversion, if the Company has elected (or is deemed to elect) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

Section 4.03 Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Redemption Notice.

(a) If (A) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (B) on or after August 20, 2016, the Company gives a Redemption Notice to the Holders and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or Redemption Notice, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.

24

A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion (or, in the case of a Global Note, the relevant notice of conversion in accordance with the Applicable Procedures) is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

A conversion of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the relevant Notice of Conversion (or, in the case of a Global Note, the relevant notice of conversion in accordance with the Applicable Procedures) is received by the Conversion Agent from, and including, the date of the Redemption Notice until the close of business on the Business Day immediately preceding the Redemption Date.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Redemption Notice, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 4.02; provided, however, that if the consideration received by holders of Common Stock in exchange for Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment as described in this Section 4.03) multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to converting Holders in cash on the third Business Day following the Conversion Date.

The Company shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change and issue a press release (and make the press release available on the Company’s website) announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table in Section 4.03(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice (each, an “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change or, in the case of a Redemption Notice, as described below. If the holders of Common Stock receive in exchange for the Common Stock only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, and in the case of a conversion upon a Redemption Notice, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the date of the Redemption Notice, as the case may be.

25

(d) The Stock Prices set forth in the column headings of the table in Section 4.03(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table in Section 4.03(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.04.

(e) The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes in connection with a Make-Whole Fundamental Change or a Redemption Notice, as the case may be:

	Stock Price
Effective Date	$28.16	$30.00	$32.50	$35.00	$37.50	$40.00	$45.00	$50.00	$60.00	$80.00	$100.00
August 14, 2013	6.9399	6.9399	6.0948	5.1343	4.3537	3.7131	2.7407	2.0553	1.1956	0.4302	0.1472
August 15, 2014	6.9399	6.9399	6.1920	5.1599	4.3275	3.6499	2.6342	1.9315	1.0740	0.3511	0.1047
August 15, 2015	6.9399	6.9399	6.0843	4.9859	4.1101	3.4061	2.3716	1.6766	0.8654	0.2395	0.0534
August 15, 2016	6.9399	6.9399	5.6373	4.4850	3.5845	2.8770	1.8745	1.2373	0.5539	0.1083	0.0089
August 15, 2017	6.9399	6.2192	4.6280	3.4379	2.5512	1.8924	1.0422	0.5762	0.1775	0.0088	0.0000
August 15, 2018	6.9399	4.7619	2.1978	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii) if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $28.16 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

26

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 35.5113 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 4.04.

(f) Nothing in this Section 4.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 4.04.

Section 4.04 Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of a share split or share combination) as a result of holding the Notes (without having to convert their Notes), and contemporaneously with the holders of Common Stock and on the same terms, in any of the transactions described in this Section 4.04, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on the shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and
OS1	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

27

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the issue date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	(OS0 + X)
(OS0 + Y)

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

28

(c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities (any such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d);

(iii) any dividends and distributions in connection with a recapitalization, reclassification, change, binding share exchange, consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition resulting in the change in the conversion consideration pursuant to Section 4.07;

(iv) except as otherwise set forth in Section 4.11, rights issued pursuant to a shareholder rights plan adopted by the Company; and

(v) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

29

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a United States national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	(FMV0 + MP0)
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;
FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01(c) as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but shall be given effect at open of business on the Ex-Dividend Date for such Spin-Off. Notwithstanding the foregoing, in respect of any conversion during the Valuation Period, references in the portion of this Section 4.04(c) relating to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of such conversion, references in the portion of this Section 4.04(c) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Observation Period.

30

For purposes of this Section 4.04(c) (and subject in all respects to Section 4.11), rights, options or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the shares of Common Stock,

shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase; and

31

(2) in the case of such rights, options or warrants that shall have expired or been terminated or deemed to have been terminated as provided in the immediately preceding sentence without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.04(a), Section 4.04(b) and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d) If the Company pays any cash dividend or distribution that is not a regular quarterly cash dividend or distribution to holders of all or substantially all of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
(SP0 - C)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

32

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount of cash per share of Common Stock the Company distributes to holders of Common Stock.

Any increase to the Conversion Rate made under this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Prices of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
(OS0 x SP1)

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to consummation of the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer;

33

OS1	=	the number of shares of Common Stock outstanding immediately after consummation of the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer; and
SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 4.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references in this Section 4.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. If the Trading Day next succeeding the Expiration Date of such tender or exchange offer is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of the Notes, references in this Section 4.04(e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, last VWAP Trading Day of such Observation Period. For the avoidance of doubt, no adjustment under this Section 4.04(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f) Notwithstanding anything to the contrary in this Section 4.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 4.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) [Reserved]

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 4.04:

(i) the Company may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest; and

34

(ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.

Whenever the Conversion Rate is increased pursuant to either (i) or (ii) above, the Company shall mail to the Holder of each Note at its last address appearing on the Security Register and shall post on its website a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(j) All calculations and other determinations under this Article IV shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

Notwithstanding anything in this Article IV to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of such Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of such Conversion Rate and take them into account when determining subsequent adjustments. In addition, the Company shall make any carried-forward adjustments not otherwise effected (i) upon any conversion of the Notes, (ii) on the effective date of any Fundamental Change or the Effective Date of a Make-Whole Fundamental Change, (iii) on the date of the Redemption Notice, (iv) on each VWAP Trading Day during any Observation Period and (v) on the Maturity Date of the Notes.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 35.5113 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in this Section 4.04.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and the Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register and shall post such notice on its website. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

35

(l) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or Redemption Notice), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, Stock Price or the Daily Settlement Amounts are to be calculated.

Section 4.06 [Reserved]

Section 4.07 Effect of Recapitalizations, Reclassifications and Changes of the Shares of Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) any binding share exchange, consolidation, merger or similar transaction; or

(iii) any sale, assignment, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person;

in each case as a result of which the shares of Common Stock would be converted into, or exchanged for, cash, securities or other property (any such event, a “Share Exchange Event” and any such cash, securities or other property, “Reference Property”, and the amount of reference property that a holder of one share of Common Stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a “unit of Reference Property”), then the Company, the successor or purchasing company, as the case may be, shall execute with the Trustee, without the consent of Holders, a supplemental indenture providing that, at and after the effective time of the Share Exchange Event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of notes into the amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have been entitled to receive; provided however, at and after the effective time of the Share Exchange Event:

36

(A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 4.02; and

(B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 4.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.02 shall instead be deliverable in the units of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property; provided, however, that if the holders of Common Stock receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (x) the consideration due shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the third Business Day immediately following the Conversion Date.

Any supplemental indenture to be entered into pursuant to this Section 4.07(a) shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article IV. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets of a company other than the Company, the successor or the purchasing corporation, as the case may be, in such Share Exchange Event, then such other company shall also execute such supplemental indenture and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Notes as set forth in Article V, as the Board of Directors shall reasonably consider necessary by reason of the foregoing. If the Notes become convertible into Reference Property, the Company shall (i) notify the Trustee and the Conversion Agent (if other than the Trustee), (ii) issue a press release containing the relevant information and (iii) make the press release available on the Company’s website.

For purposes of the foregoing, if the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the amount and kind of Reference Property into which the Notes shall be convertible shall be deemed to be the weighted average of the amounts and kinds of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) a “unit of Reference Property” for purposes of this Section 4.07 shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

(b) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 4.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Share Exchange Event.

37

(c) The above provisions of this Section 4.07 shall similarly apply to successive Share Exchange Events.

Section 4.08 Certain Covenants.

(a) The Company shall reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, out of its authorized but unissued shares that are not reserved for other purposes, a sufficient number of shares of Common Stock to provide for conversion of the Notes as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change or Redemption Notice).

(b) The Company covenants that all shares of Common Stock issued and delivered upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from preemptive or similar rights of any securityholder of the Company and free from all taxes, liens, charges or adverse claims as the result of any action by the Company.

(c) The Company shall comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Notes.

(d) The Company further covenants that if at any time the shares of Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the shares of Common Stock shall be so listed on such exchange or automated quotation system, any share of Common Stock issuable upon conversion of the Notes.

Section 4.09 Responsibility of Trustee. The Trustee and the Conversion Agent (if other than the Trustee) shall not at any time be under any duty or responsibility to any Holder or the Company to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and the Conversion Agent (if other than the Trustee) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Conversion Agent (if other than the Trustee) make no representations with respect thereto. Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IV. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 4.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 7 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be responsible for determining whether any event contemplated by Section 4.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent (if other than the Trustee) the notices referred to in Section 4.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent (if other than the Trustee) may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent (if other than the Trustee) promptly after the occurrence of any such event or at such other times as shall be provided for in Section 4.01(b). Each Conversion Agent (other than the Company or an affiliate of the Company) shall have the same protection under this Section 4.09 as the Trustee.

38

The Trustee (including in its capacities as Conversion Agent, Registrar and Paying Agent) shall have no responsibility for any act or omission of the Company or the Bid Solicitation Agent, and shall have no responsibility to determine the Trading Price or whether the Notes are at any time convertible.

Section 4.10 Notice to Holders Prior to Certain Actions.

In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.11;

(b) Share Exchange Event or any consolidation or merger, or any transfer of assets in accordance with Section 6.01 of the Base Indenture; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture, excluding for the avoidance of doubt Section 4.04(k)), the Company shall cause to be delivered to the Trustee and the Conversion Agent (if other than the Trustee), to be mailed to each Holder at its address appearing on the Security Register and to post on its website, as promptly as possible and at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, any consolidation or merger, or any transfer of assets in accordance with Section 6.01, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Share Exchange Event, or consolidation or merger, or any transfer of assets in accordance with Section 6.01, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, consolidation or merger, or any transfer of assets in accordance with Section 6.01, dissolution, liquidation or winding-up. Each Conversion Agent (other than the Company or an affiliate of the Company) shall have the same protection under this Section 4.10 as the Trustee.

39

Section 4.11 Shareholder Rights Plans.

If the Company has a shareholder rights plan in effect upon conversion of the Notes, Holders that convert their Notes shall receive, in addition to any shares of Common Stock received in connection with such conversion, the appropriate number of rights, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. If, however, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of shares of Common Stock Distributed Property, pursuant to Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE V

PURCHASE OF NOTES AT OPTION OF HOLDERS

Section 5.01 Purchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided that if the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, then the Company shall instead pay the full amount of accrued and unpaid interest, if any, to the Holder of record on such Regular Record Date, and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article V.

40

(b) On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee and the Paying Agent (if other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the purchase right pursuant to this Article V;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if such Holder validly withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal); and

(ix) the procedures that Holders must follow to require the Company to purchase their Notes.

Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release containing the information in such Fundamental Change Company Notice and shall make such press release available on the Company’s website.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In such a case, the Company shall deliver such notice to the Trustee at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Security Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

41

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 5.01.

(c) Purchases of Notes under this Section 5.01 shall be made, at the option of the Holder thereof, upon delivery to the Paying Agent by a Holder on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, of:

(i) a duly completed notice in the form entitled “Form of Fundamental Change Purchase Notice” set forth in Exhibit A hereto (the “Fundamental Change Purchase Notice”) if the Notes are Certificated Notes, or in compliance with the Applicable Procedures, if the Notes are Global Notes; and

(ii) the Notes, if the Notes are Certificated Notes, (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

(d) The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for purchase;

(ii) the portion of the principal amount of the Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Holder must comply with the Applicable Procedures.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 5.02 Withdrawal of Fundamental Change Purchase Notice.

A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 5.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be $1,000 aggregate principal amount or an integral multiple thereof;

42

(ii) if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be $1,000 aggregate principal amount or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, the Holder must comply with the Applicable Procedures.

Section 5.03 Deposit of Fundamental Change Purchase Price.

(a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03(b) of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, subject to extension to comply with applicable laws, an amount of money sufficient to purchase all of the Notes to be purchased at the appropriate Fundamental Change Purchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company) and subject to extension to comply with applicable laws, payment for Notes surrendered for purchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date) shall be made on the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 5.01) and the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 5.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(b) If by 11:00 a.m., New York City time, on the Fundamental Change Purchase Date the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Purchase Date, then:

(i) such Notes tendered for purchase and not withdrawn shall cease to be Outstanding;

(ii) interest shall cease to accrue on such Notes on the Fundamental Change Purchase Date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent); and

(iii) all other rights of the Holders of such Notes tendered for purchase and not withdrawn shall terminate on the Fundamental Change Purchase Date (other than (x) the right to receive the Fundamental Change Purchase Price and (y) if the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on the Regular Record Date to receive the related interest payment).

43

(c) Upon surrender of a Certificated Note that is to be purchased in part pursuant to Section 5.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 5.04 Covenant to Comply with Applicable Laws Upon Purchase of Notes.

In connection with any purchase offer pursuant to a Fundamental Change Company Notice, the Company shall, if required:

(a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

Section 5.05 Third Party Offers to Purchase Notes.

Notwithstanding anything herein stated to the contrary, the Company is not required to make an offer to purchase the Notes upon a Fundamental Change pursuant to Section 5.01 if a third party makes such offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Indenture applicable to an offer by the Company upon a Fundamental Change and such third party purchases all Notes validly tendered and not withdrawn upon such offer.

ARTICLE VI

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 6.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 6.02, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to any Successor Person (other than one or more of the Company’s Subsidiaries), unless:

(a) the Company is the surviving corporation or the resulting, surviving or transferee Person (the “Successor Person”) shall be a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assume by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

44

Section 6.02 Successor Person to Be Substituted. Upon any such transaction and the assumption by the Successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Person (if not the Company) shall succeed to, and may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease. Such Successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by any Officer of the Company to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, binding share exchange, merger, sale, assignment, conveyance or transfer (but not in the case of a lease), upon compliance with this Article VI, the Person named as the “Company” in the first paragraph of this Indenture shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such transaction, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 6.03 Base Indenture.

Article 10 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Article 10 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Article VI of this Supplemental Indenture.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01 Events of Default.

Section 6.01 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes.

The following events shall be “Events of Default” with respect to the Notes:

(i) default in the payment of interest on the Notes when due, continuing for 30 days;

45

(ii) default in the payment of principal of any Note when due and payable at its Maturity Date, upon declaration of acceleration or otherwise;

(iii) failure by the Company to pay the Fundamental Change Purchase Price of any Note when due;

(iv) failure by the Company to pay the Redemption Price of any Note when due;

(v) a failure by the Company to comply with its obligation to convert the Notes in accordance with the provisions of this Supplemental Indenture upon exercise of a Holder’s conversion right and such default shall continue for a period of five Business Days;

(vi) a failure by the Company to deliver a Fundamental Change Company Notice, notice pursuant to Section 4.01(b)(ii) or (iii) or notice pursuant to Section 4.03(b), in each case, when due;

(vii) failure by the Company in the performance of any other covenant in the Notes or in this Indenture that continues for a period of 60 days after receipt by the Company of notice of such failure from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(viii) any Indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries that is a Significant Subsidiary, in an outstanding principal amount, individually or in the aggregate, in excess of $20.0 million (or its foreign currency equivalent) is not paid at final maturity (or when otherwise due) or is accelerated and such failure to pay shall not have been cured or such acceleration shall not have been rescinded or annulled within 30 days after written notice has been received by the Company from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(ix) the Company fails or any of its Subsidiaries that is a Significant Subsidiary fails to pay one or more final judgments entered by a court or courts of competent jurisdiction in an amount, individually or in the aggregate, in excess of $20.0 million (or its foreign currency equivalent) (excluding any amounts covered by insurance), if the judgments are not paid, discharged or stayed within 30 days after (x) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (y) the date on which all rights to appeal have been extinguished;

(x) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

46

(xi) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 7.02 Exception to Remedies.

Notwithstanding anything in this Supplemental Indenture or the Base Indenture to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the reporting obligations set forth in Section 3.03 and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 270 days after the occurrence of such an Event of Default consist exclusively of the right of Holders to receive additional interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 90-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Event of Default is continuing beginning on, and including, the 91st day on which such Event of Default is continuing (the “Additional Interest”). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes, and shall accrue on all outstanding Notes from, and including, the date on which the Event of Default relating to the failure to comply with the reporting obligations set forth in Section 3.03 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 270th day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of a majority in principal amount of the Outstanding Notes). On such 270th day (or earlier, if the Event of Default relating to the reporting obligations under Section 3.03 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act is cured or waived by the Holders of a majority in principal amount of the Outstanding Notes prior to such 270th day), such Additional Interest shall cease to accrue and, if the Event of Default relating to reporting obligations under Section 3.03 or the failure to comply with Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 270th day, the Notes shall be subject to acceleration as provided in Section 7.03. The provisions of this Section 7.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest upon an Event of Default in accordance with this Section 7.02, the Notes shall be subject to acceleration as provided in Section 7.03. In no event shall Additional Interest payable pursuant to such election accrue at a rate per year in excess of the applicable rate specified in this Section 7.02 pursuant to this Indenture, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this Section 7.02.

In order to elect to pay the Additional Interest on the Notes as the sole remedy during the first 270 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in Section 3.03 or the failure to comply with Section 314(a)(1) of the Trust Indenture Act in accordance with this Section 7.02, the Company shall notify in writing all Holders of Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election on or before the close of business on the date on which such Event of Default first occurs, stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Upon the Company’s failure to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration pursuant to Section 7.03.

47

Section 7.03 Acceleration of Maturity; Rescission and Annulment.If an Event of Default (other than an Event of Default described in Sections 7.01(x) and 7.01(xi) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in Sections 7.01(x) or 7.01(xi) with respect to the Company occurs, the principal amount of the Notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article 6 of the Base Indenture, the Holders of a majority in principal amount of Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)	all overdue interest on all of the Notes; and

(B)	the principal and/or satisfy the Conversion Obligation with respect to all Notes that have been converted, if the Fundamental Change Purchase Date has been declared, the Fundamental Change Purchase Price, and if a Redemption Date has been declared, the Redemption Price, as the case may be, of any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates applicable at such time to the Notes;

(C)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates applicable at such time to the Notes; and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

48

(2) all Events of Default with respect to the Notes (other than the non-payment of the principal and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted and, if the Fundamental Change Purchase Date has been declared, non-payment of the Fundamental Change Purchase Price, and if a Redemption Date has been declared, non-payment of the Redemption Price, as the case may be, of the Notes) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.07.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 7.04 Collection and Suits for Enforcement by Trustee.

Section 6.02 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.02 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 7.04 of this Supplemental Indenture.

The Company covenants that if:

(1) default is made in the payment of any interest on any Notes when such interest becomes due and payable and such default continues for a period of 30 days; or

(2) default is made in the payment of the principal and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted and, if the Fundamental Change Purchase Date has been declared, of the Fundamental Change Purchase Price, and if a Redemption Date has been declared, of the Redemption Price, as the case may be, of any Notes at the Maturity Date which have become otherwise due, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, satisfaction of the Conversion Obligation with respect to all Notes that have been converted, Fundamental Change Purchase Price, Redemption Price and any interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest, at the rate or rates applicable at such time to the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law or equity out of the property of the Company or other obligor upon the Notes, wherever situated.

49

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it under Section 7.06 of the Base Indenture.

All rights of action and of asserting claims under the Base Indenture, this Supplemental Indenture or under any of the terms established with respect to Notes , may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06 of the Base Indenture, be for the ratable benefit of the holders of the Holders.

Section 7.05 Application of Money Collected.

Section 6.03 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.03 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 7.05 of this Supplemental Indenture.

Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06 of the Base Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of, the Fundamental Change Purchase Price (if applicable) of, the Redemption Price (if applicable) of, and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

50

THIRD: To the Company.

Section 7.06 Unconditional Right of Holders to Receive Principal and Interest and Settlement Amount.

Notwithstanding anything to the contrary herein, the Holder of any Note shall have the right:

(i) to receive payment of the principal on the Maturity Date or upon acceleration, or the Fundamental Change Purchase Price for any Notes tendered for purchase on any Fundamental Change Purchase Date or Redemption Price for any Notes redeemed on any Redemption Date, and to institute suit for the enforcement of such payment, if applicable;

(ii) to receive payment of accrued and unpaid interest and to institute suit for the enforcement of such payment, if applicable; and

(iii) to receive payment or delivery of the Settlement Amount due upon conversion and to institute suit for the enforcement of such payment or delivery, as the case may be, and each such right shall not be impaired or affected without the consent of such Holder.

Section 7.07 Waiver of Past Defaults.

Section 6.06 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.06 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 7.07 of this Supplemental Indenture.

The Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, (ii) the Trustee has received indemnity or security satisfactory to it and (iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder. The Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except a default:

(a) in the payment of principal of, or interest on, any Note when due;

(b) in the payment of the Fundamental Change Purchase Price for any Notes tendered for purchase on any Fundamental Change Purchase Date;

51

(c) in the payment of the Redemption Price for any Notes redeemed on any Redemption Date;

(d) arising from the failure of the Company to pay or deliver the Settlement Amount due upon conversion in accordance with Article IV; or

(e) in respect of any covenant or provision under the Indenture that under Section 8.01 of this Supplemental Indenture or Article 9 of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.08 Notice of Default.

Section 7.14 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 7.14 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 7.08 of this Supplemental Indenture.

If an Event of Default with respect to the Notes occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the uncured Event of Default within 90 days after such Event of Default occurs. Except in the case of an Event of Default in payment of principal of, the Fundamental Change Purchase Price (if applicable) of, the Redemption Price (if applicable) of, and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted of, or interest on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interest of the Holders of Notes.

Section 7.09 Limitation on Suits.

Section 6.04 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.04 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 7.09 of this Supplemental Indenture.

No Holder shall have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder unless:

(1) such Holder has previously given written notice to a Responsible Officer of the Trustee of a continuing Event of Default with respect to the Notes;

52

(2) the Holders of at least than 25% in aggregate principal amount of the Notes then Outstanding shall have made a written request and have offered indemnity or security reasonably satisfactory to the Trustee to institute such proceedings as Trustee; and

(3) the Trustee has failed to institute such proceeding within 60 days after its receipt of such notice, request and offer and has not received from the Holders of a majority in aggregate principal amount of the Notes then Outstanding a direction inconsistent with such request within 60 days after its receipt of such notice, request and offer.

However, the limitations of this Section 7.09 shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, as applicable) of or interest on any Note on or after the applicable due date or the right to convert the Note or receive the consideration due upon conversion in accordance with this Indenture.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders.

This Section 8.01 shall supersede Section 9.01 of the Base Indenture, and any reference in the Base Indenture to Section 9.01 thereof shall be deemed to refer instead to this Section 8.01.

The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to, or the consent of, any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any Holder in any material respect;

(b) provide for the assumption by a Successor Person of the obligations of the Company under this Indenture pursuant to Section 6.02;

(c) add guarantees with respect to the Notes;

(d) secure the Notes;

(e) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) upon the occurrence of a Share Exchange Event, provide that the Notes are convertible into Reference Property, subject to Section 4.02, and effect any other changes to the terms of the Indenture and the Notes required in connection therewith;

53

(g) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(h) provide for a successor trustee;

(i) make any other changes to the Indenture that do not adversely affect the interests of the Holders (other than those of a Holder that has consented to such change); or

(j) conform the provisions of the Indenture to the “Description of Notes” section of the preliminary prospectus supplement, dated August 8, 2013, relating to the Notes or the related pricing term sheet, dated August 8, 2013.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02 Supplemental Indentures With Consent of Holders.

This Section 8.02 shall supersede Section 9.02 of the Base Indenture, and any reference in the Base Indenture to Section 9.02 thereof shall be deemed to refer instead to this Section 8.02.

With the consent (evidenced as provided in Section 8.01 of the Base Indenture) of the Holders of a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 8.01 the rights of the Holders. In addition, the holders of a majority in aggregate principal amount of the Notes then Outstanding may waive the Company’s compliance in any instance with any provision of the Indenture without notice to the other Holders; provided, however, that no such supplemental indenture and no waiver shall, without the consent of the Holders of each Note then Outstanding and affected thereby:

(a) change the stated maturity of the principal of or any interest on the Notes;

(b) reduce the principal amount of or interest on the Notes;

(c) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through amendment or waiver of the provisions of the covenants, definitions or otherwise;

54

(d) reduce the Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligations to make such payments or the conditions precedent to the Company’s right to redeem, whether through amendment or waiver of the provisions of the covenants, definitions or otherwise;

(e) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(f) change the currency of payment of principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of or interest on the Notes or change any Note’s place of payment;

(g) impair the right of any Holder to receive payment of principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of and interest on such Holder’s Notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes or the consideration due upon conversion;

(h) change the ranking of the Notes;

(i) adversely affect the right of Holders to convert Notes or otherwise modify the provisions with respect to conversion, or reduce the Conversion Rate (subject to such modifications as are required under this Indenture); or

(j) modify any provision of Section 6.05 of the Base Indenture or Section 7.06, Section 7.07 or this Section 8.02 hereof, except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

ARTICLE IX

SATISFACTION AND DISCHARGE

Section 9.01 Applicability of Article 11 of the Base Indenture.

This Article IX shall supersede Article 11 of the Base Indenture, and any reference in the Base Indenture to Article 11 thereof shall be deemed to refer instead to this Article IX.

Section 9.02 Satisfaction and Discharge.

55

This Indenture shall, upon request of the Company contained in an Officer’s Certificate, cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when:

(a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 of the Base Indenture) have been delivered to the Security Registrar for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, at any Fundamental Change Purchase Date or at any Redemption Date, and/or have been converted (and the related Settlement Amounts have been determined), cash or, solely to satisfy the Company’s Conversion Obligation, cash, and if applicable, shares of Common Stock sufficient to pay all of the outstanding Notes and/or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under the Indenture and the Notes by the Company; and

(b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.06 of the Base Indenture shall survive.

Section 9.03 Deposited Moneys to Be Held in Trust.

Subject to Section 9.05 hereof, all cash and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 9.02 hereof will be held in trust for the sole benefit of the Holders, and such cash and shares of Common Stock, if any, will be applied by the Trustee, either directly or through the Paying Agent, to the payment of the obligation for which such cash and shares of Common Stock, if any, have been deposited with the Trustee.

Section 9.04 Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Supplemental Indenture, all cash and shares of Common Stock, if any, then held by the Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock, if any.

Section 9.05 Repayment to the Company.

Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Company, will promptly turn over to the Company any cash or shares of the Common Stock held for payment on the Notes that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash and shares of Common Stock, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and shares of Common Stock, and any Holder entitled to the payment of such cash or shares of the Common Stock under the Notes or this Indenture must look to the Company for payment as general creditor of the Company.

56

Section 9.06 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any cash or shares of Common Stock in accordance with Section 9.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 until such time as the Trustee or the Paying Agent is permitted to apply all such cash and shares of Common Stock, if any, in accordance with Section 9.03; provided, however, that if the Company makes any payment of the principal of, interest on, Fundamental Change Repurchase Price for, or cash portion of the Settlement Amount with respect to, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from any cash and shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE X

MISCELLANEOUS

Section 10.01 Form of Notes.

The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which forms are hereby incorporated in and made a part of this Supplemental Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and control.

Section 10.02 Ratification of Base Indenture.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified, confirmed and preserved.

Section 10.03 Application of Supplemental Indenture.

This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 10.04 Trust Indenture Act Controls.

57

If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 10.05 Conflict with Base Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 10.06 Withholding Offset.

The Company (through the Withholding Agent or otherwise) shall be entitled to reduce or otherwise set-off against any payments made or deemed made by the Company to Holders in respect of the Notes for any amounts the Company believes it is required to withhold by law. For the avoidance of doubt, if the Company pays any withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate of the Notes, the Company may, at its option, set-off such payments against payments to such Holder of cash and Common Stock in respect of the Notes. Any amounts withheld pursuant to this Section 10.06 shall be paid over by the Company (through the Withholding Agent or otherwise) to the appropriate taxing authority.

Section 10.07 Calculations in Respect of Notes.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for in respect of the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Price, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts, Stock Prices, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon such Holder’s request.

Section 10.08 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.09 Successors.

All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

58

Section 10.10 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.11 Appointment of Conversion Agent, Etc..

The Company hereby initially appoints the Trustee as Conversion Agent, Paying Agent and Registrar, and the Trustee hereby accepts such appoints.

Section 10.12 Trustee Disclaimer.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any of its agents assumes responsibility for their correctness. Neither the Trustee nor any agent makes representations as to the validity or sufficiency of the Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this supplemental Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any gent shall be accountable for the use or application by the Company of Notes or the proceeds thereof or the offering document or any other documents used in connection with the sale or distribution of the Notes.

[Remainder of page intentionally left blank]

59

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

WEB.COM GROUP, INC.

By:	/s/ Kevin Carney
Name:	Kevin Carney
Title:	Executive VP and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Tu
Name:	Michael Tu
Title:	Assistant Vice President

60

Exhibit A

Form of Global Note Representing the Notes

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE 2 OF THE INDENTURE OR ARTICLE III OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.05 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE TO THE INDENTURE GOVERNING THIS NOTE), TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WEB.COM GROUP, INC.

No.

CUSIP NO. 94733A AA2
ISIN NO. US94733AAA25

1.00% Senior Convertible Notes due 2018

WEB.COM GROUP, INC., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ________________________ ($____________) or other amount shown on the books and records of the Depositary and the Trustee on August 15, 2018.

Interest Payment Dates: February 15 and August 15
Regular Record Dates: February 1 and August 1

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Note are set forth on the other side of this Note.

2

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

WEB.COM GROUP, INC.

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

4

(Reverse of Note)

1.00% Senior Convertible Notes due 2018

1. Interest.

Web.com Group, Inc., a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum set forth above.

The Company shall pay accrued interest semiannually on each February 15 and August 15, commencing on February 15, 2014 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next Business Day.

Whenever in this Note there is a reference, in any context, to the payment of the principal of, or interest on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of Additional Interest as provided for in the Supplemental Indenture to the extent that, in such context, the Additional Interest is, was or would be payable in respect of this Note and express mention of the payment of Additional Interest (if applicable) in any provisions of this Note shall not be construed as excluding Additional Interest in those provisions of this Note where such express mention is not made.

2. Method of Payment.

The Company shall pay the principal of and interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date in accordance with the Supplemental Indenture. The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay principal and interest and any Fundamental Change Purchase Price or Redemption Price in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest and any Fundamental Change Purchase Price or Redemption Price by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association will act as Paying Agent and Security Registrar. The Company may appoint or change the Paying Agent or Security Registrar without prior notice to any Holder.

4. Indenture.

The Company issued the Notes under an Indenture, dated as of August 14, 2013 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of August 14, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. C. §§ 77aaa-77bbbb), as in effect on the date of the Indenture (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of terms.

5

This Note is a senior and unsecured obligation of the Company.

Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

Any conflict between this Note and the Indenture will be governed by the Indenture.

5. Conversion.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on May 15, 2018 during certain periods and upon the occurrence of certain conditions specified in the Indenture, and on or after May 15, 2018, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to irrevocably convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

6. Notice of Redemption.

Subject to the provisions of the Indenture, the Notes called for redemption become due on the date fixed for redemption. The Company shall give Redemption Notice not less than 45 nor more than 60 calendar days immediately preceding the Redemption Date to each Holder to be redeemed at its registered address. The Redemption Notice for the Notes shall state the amount to be redeemed. On and after the Redemption Date, interest shall cease to accrue on any Notes that are redeemed. If less than all of the Notes are redeemed at any time, the Trustee shall select Notes by lot, pro rata to the extent practicable or by another method the Trustee routinely uses, and in each case to the extent permitted by DTC.

In the event of redemption of this Note in part only, a new Note or Notes in principal amount equal to the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, subject to Section 2.03(c) of the Supplemental Indenture.

7. Purchase at Option of Holders Upon a Fundamental Change.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

6

8. Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. If any Notes are to be redeemed in part only, the Company shall issue new Notes in principal amount equal to the unredeemed principal portion thereof; provided, that neither the Security Registrar nor the Company shall be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before the mailing of a Redemption Notice and ending at the close of business on the earliest date on which all Holders of Notes to be redeemed, as selected by the Trustee, shall have received notice of such redemption or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

9. Persons Deemed Owners.

The registered holder of this Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company without interest thereon upon written request by the Company. After any such payment, Holders entitled to the money shall look only to the Company and not the Trustee for payment.

11. Amendment, Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Company and the Holders of at least a majority in principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to secure the Notes, or to add additional covenants of the Company or surrender rights and powers conferred on the Company, or to make any change that does not materially and adversely affect the rights of any Holder.

12. Defaults and Remedies.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.

7

The Trustee may withhold from Holders notice of any continuing Event of Default (except an Event of Default in payment of principal or interest or in the payment of any purchase obligation, or the Company’s failure to convert Notes when obligated to convert them.) if it determines that withholding notice is not opposed to their interest.

13. Trustee Dealings with the Company.

Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

14. No Recourse Against Others.

No director, officer, employee, member, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

15. Authentication.

This Note shall not be valid until an authorized signature of the Trustee (or an authenticating agent (acting on its behalf)) manually signs the certificate of authentication on the other side of this Note.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

FORM OF NOTICE OF CONVERSION

To: Web.com Group, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes or similar governmental charges in accordance with the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

In the case of Certificated Notes, the certificate numbers of the Notes to be converted are as set forth below: __________________________

If you want to elect to convert this Note purchased, check the box [ ]

If you want to elect to convert only part of this Note, state the amount you elect to have purchased (must be integral multiple of $1,000):

$

Dated:	Your Signature:
Sign exactly as your name appears on the face of this Note.

Social Security or Other Taxpayer Identification Number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Web.com Group, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Web.com Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but not including, such Fundamental Change Purchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________

If you want to elect to have this Note purchased by the Company pursuant to Section 5.01 of the Supplemental Indenture, check the box [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 5.01 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000):

$

Dated:	Your Signature:
Sign exactly as your name appears on the face of this Note.

Social Security or Other Taxpayer Identification Number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)